UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

PODCASTONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41795	35-2503373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

335 N. Maple Drive, Suite 127

Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 858-0888

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	PODC	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of March 29, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of PodcastOne, Inc. (the “Company”) elected Carolyn Blackwood as a director of the Company. The Board determined that Ms. Blackwood is an “independent” director pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board may appoint Ms. Blackwood to one or more committees of the Board at a future date.

Ms. Blackwood is a seasoned executive with over 25 years of leadership experience in the entertainment industry, spanning operations, legal and production roles. She has served as the Chief Operating Officer of Warner Bros. Motion Picture Group, a leading global film studio, from August 2019 to September 2022, where she oversaw the financial management, physical production, and operational excellence of the studio’s theatrical and streaming film divisions. Prior to that Ms. Blackwood was the President and Chief Content Officer of New Line Cinema, a division of Warner Bros. Motion Picture Group, where she oversaw the operations of the studio, and held other executive and leadership positions with New Line Cinema and MDP Worldwide. Ms. Blackwood has a proven track record of delivering profitable growth, driving innovation, and fostering strong relationships within the organization, as well as with talent and financing partners across the industry. She has managed a $2 billion annual budget for film production, ensuring the quality, efficiency, and profitability of over 20 projects per year, including multiple global franchise properties. Ms. Blackwood started her career as an entertainment lawyer, representing independent studios in complex commercial negotiations, including talent agreements and financing transactions. She has extensive expertise in creative production, intellectual property, licensing, and corporate governance, as well as significant experience in leading large teams through multiple corporate mergers and restructurings. Ms. Blackwood also serves as a board member for various charitable organizations and as a member of the Academy of Motion Picture Arts and Sciences, as has been an advisor and consultant for multiple film companies, studios, industry associations, non-profit organizations and start-ups. Ms. Blackwood holds a J.D. from Pepperdine Caruso School of Law and a B.A. from Fordham University.

Ms. Blackwood shall be entitled to participate in the annual compensation package that the Company provides to its non-employee directors.

There is no arrangement or understanding between Ms. Blackwood and any other persons pursuant to which Ms. Blackwood was elected as a director of the Company. There are no family relationships between Ms. Blackwood and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Ms. Blackwood has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 4, 2024, the Company issued a press release announcing the election of Ms. Blackwood as a director of the Company. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The Company is also correcting an inadvertent error in the reported number of podcast downloads for the nine months ended December 31, 2023 in the section captioned “Key Business Metric” of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 as follows. The number of podcast downloads for the nine months ended December 31, 2023 decreased due largely to modified download behavior by Apple iOS 17 as it continues to be adopted by podcast listeners, as well as the departure of non-revenue generating partner networks from the podcast network.

	Year Ended March 31,			Nine Months Ended December 31,
	2023	2022	YoY Growth	2023	2022	YoY Change
Number of podcast downloads	617,445,568	590,412,840	5%	309,635,414	552,481,253	(44)%

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
99.1*	Press release, dated April 4, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PODCASTONE, INC.

Dated: April 4, 2024	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Chief Financial Officer

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